Exhibit 99.2

Trend Sheet for GAAP Statement of Operations
(unaudited, in thousands, except per share data)
	Three Months Ended
	April 30,	Jan 31,	Oct 31,	July 31,	April 30,	Jan 31,	Oct 31,	July 31,
	2016	2016	2015	2015	2015	2015	2014	2014
Income Statement
Net revenues	$107,257	$123,109	$132,315	$119,454	$114,734	$114,132	$118,430	$111,858
Hardware revenues	7,543	21,362	29,506	20,358	22,314	22,463	30,366	25,232
Cost of hardware revenues	10,510	23,994	30,837	20,185	22,571	25,041	28,176	22,524

Service and Technology revenues	$99,714	$101,747	$102,809	$99,096	$92,420	$91,669	$88,064	$86,626
Service and software revenues	46,146	47,557	44,674	43,098	39,849	40,498	36,705	36,909
Technology revenues	53,568	54,190	58,135	55,998	52,571	51,171	51,359	49,717

Cost of service and software & technology revenues	$23,559	$25,336	$28,170	$23,881	$21,575	$22,947	$21,537	$19,419
Cost of service and software revenues (1)	16,250	17,160	17,766	15,171	15,439	17,037	14,970	13,750
Cost of technology revenues (1)	7,309	8,176	10,404	8,710	6,136	5,910	6,567	5,669

Gross margin of service and software & technology revenues	$76,155	$76,411	$74,639	$75,215	$70,845	$68,722	$66,527	$67,207

Operating expenses
Research and development (1)	$27,984	28,410	$28,027	$26,309	$25,014	$25,265	$25,546	$25,051
Sales and marketing (1)	10,503	11,662	12,172	11,930	10,941	10,910	10,544	10,284
Sales and marketing, subscription acquisition costs	1,145	5,209	3,612	1,117	1,691	3,455	2,734	1,212
General and administrative (1)	20,551	15,624	13,461	15,880	14,822	14,076	14,292	15,760
Transition and restructuring (1)	3,728	12,820	0	0	0	0	0	0
Interest and other income (expense)	(3,074)	(3,331)	(4,973)	(4,091)	(3,949)	(3,853)	(2,127)	(1,002)
Provision for income tax	(2,048)	3,476	(5,783)	(7,722)	(6,292)	(1,529)	(7,129)	(7,299)
Net income for purpose of computing net income per share - basic	4,155	$199	$5,280	$8,339	$7,879	$7,056	$6,345	$9,307

Net income for purpose of computing net income per share - diluted	4,155	199	5,280	9,595	9,130	8,308	6,345	10,545

Net income per basic common share	$0.04	$0.00	$0.06	$0.09	$0.09	$0.07	$0.06	$0.08
Net income per diluted common share	$0.04	$0.00	$0.06	$0.09	$0.08	$0.07	$0.06	$0.08
Weighted average common shares outstanding - basic	94,539	93,051	92,759	92,383	91,454	96,288	107,498	110,036
Weighted average common shares outstanding - diluted	96,477	95,358	95,188	110,381	110,545	115,667	111,870	129,249

Balance Sheet & Cash Flow
Cash & cash equivalents, and short-term investments	$502,638	$646,069	$670,899	$713,023	$686,299	$742,961	$855,374	$782,643
Net cash provided by (used in) operating activities (YTD)	(4,205)	288	23,153	16,629	(25,560)	22,901	16,998	14,100

(1) Includes Stock-based compensation expenses as follows:	$5,645	$13,631	$7,488	$7,081	$7,125	$8,101	$8,549	$8,722
Cost of service and software revenues	508	418	445	418	497	472	495	477
Cost of technology revenues	318	311	385	471	256	313	332	297
Cost of hardware revenues	33	29	34	29	40	52	61	57
Research and development	1,642	1,685	1,969	1,786	2,018	2,697	2,735	3,040
Sales and marketing	970	1,227	1,249	1,174	1,104	956	1,250	1,245
General and administrative	2,066	3,562	3,406	3,203	3,210	3,611	3,676	3,606
Transition and restructuring	108	6,399	0	0	0	0	0	0

Trend Sheet for Non-GAAP Key Financial Metrics (1)
(unaudited, in thousands except per share data)
	Three Months Ended
	April 30,	Jan 31,	Oct 31,	July 31,	April 30,	Jan 31,	Oct 31,	July 31,
	2016	2016	2015	2015	2015	2015	2014	2014
Reconciliation to EBITDA and Adjusted EBIDTA
Net income	$4,155	$199	$5,280	$8,339	$7,879	$7,056	$6,345	$9,307
Add back:
Depreciation & amortization	4,624	4,684	4,624	4,374	3,758	3,607	3,532	3,540
Interest income & expense	2,457	3,553	3,672	3,910	3,949	3,865	2,113	1,001
Provision (Benefit) for income tax	2,048	(3,476)	5,783	7,722	6,292	1,529	7,129	7,299
EBITDA	$13,284	$4,960	$19,359	$24,345	$21,878	$16,057	$19,119	$21,147
Earn-outs amortization and changes in fair value of earn-outs	1,280	1,024	1,306	998	0	0	0	0
Loss on repurchase of notes payable	0	0	1,141	0	0	0	0	0
Stock-based compensation excluding transition and restructuring charge	5,537	7,233	7,488	7,081	7,125	8,101	8,549	8,722
Transition and restructuring, pre-tax	3,728	12,820	0	0	0	0	0	0
Rovi Transaction Expenses	5,169	0	0	0	0	0	0	0
Litigation expenses	3,151	603	(1,133)	103	135	511	1,096	84
Adjusted EBITDA	$32,149	$26,640	$28,161	$32,527	$29,138	$24,669	$28,764	$29,953

Service and Software Revenues
TiVo-Owned-related service revenues	$19,316	$20,068	$20,508	$20,945	$21,047	$21,541	$21,810	$22,388
MSOs'-related service revenues	18,485	19,824	16,942	15,285	14,078	13,675	10,563	10,328
Media services and other service and software revenues	8,345	7,665	7,224	6,868	4,724	5,282	4,332	4,193
Total Service and Software Revenues	$46,146	$47,557	$44,674	$43,098	$39,849	$40,498	$36,705	$36,909

Subscription Metrics
TiVo-Owned subscription gross additions	42	60	52	37	39	59	36	27
TiVo-Owned subscription cancellations	(39)	(41)	(41)	(40)	(39)	(43)	(45)	(47)
TiVo-Owned churn rate per month	(1.3)%	(1.4)%	(1.4)%	(1.4)%	(1.4)%	(1.5)%	(1.6)%	(1.6)%
TiVo-Owned net additions (losses)	3	19	11	(3)	0	16	(9)	(20)
TiVo-Owned cumulative subscriptions	974	971	952	941	944	944	928	937
% of TiVo-Owned cumulative subscriptions paying recurring fees	43%	43%	43%	44%	45%	46%	48%	49%
Fully amortized active product lifetime subscriptions	154	153	153	150	147	149	152	159

MSOs net additions	312	318	418	284	285	324	337	283

Total subscription net additions	315	337	429	281	285	340	328	263
MSOs cumulative subscriptions	6,145	5,833	5,515	5,097	4,813	4,528	4,204	3,867
Total cumulative subscriptions	7,119	6,804	6,467	6,038	5,757	5,472	5,132	4,804
MSOs average subscriptions	5,988	5,673	5,294	4,951	4,669	4,368	4,035	3,727
TiVo-Owned ARPU & Subscription Acquisition Costs
TiVo-Owned-related service revenues	$19,316	$20,068	$20,508	$20,945	$21,047	$21,541	$21,810	$22,388
TiVo-Owned average subscriptions	973	962	947	943	944	935	930	946
TiVo-Owned ARPU per month	$6.62	$6.95	$7.22	$7.40	$7.43	$7.68	$7.82	$7.89

TiVo-Owned total acquisition costs (Quarterly)	$4,461	$9,274	$9,497	$4,590	$5,534	$9,025	$5,568	$3,933
TiVo-Owned subscription gross additions (Quarterly)	42	60	52	37	39	59	36	27
TiVo-Owned subscription acquisition costs (Quarterly)	$106	$155	$183	$124	$142	$153	$155	$146

TiVo-Owned total acquisition costs ( 12 months ended)	$27,822	$28,895	$28,646	$24,717	$24,060	$22,672	$23,531	$23,240
TiVo-Owned subscription gross additions (12 months ended)	191	188	187	171	161	154	144	141
TiVo-Owned subscription acquisition costs (12 months ended)	$146	$154	$153	$145	$149	$147	$163	$165

MSO Household Metrics
Total MSO households	5,066	4,837	4,605	4,286	4,082	3,889	3,651	3,391
MSO average households	4,952	4,722	4,435	4,180	3,985	3,774	3,521	3,283

(1) This presentation is not prepared under a comprehensive set of accounting rules or principles such as GAAP.

EBITDA and Adjusted EBITDA Results. TiVo's "EBITDA" means income before interest income and expense, provision for income taxes and depreciation and amortization. TiVo's "Adjusted EBITDA" is EBITDA adjusted for acquisition related charges for retention earn-outs payable to former shareholders of the business we acquired and changes in fair value of acquired business' performance related earn-outs, transition charge, pre-tax, stock-based compensation, litigation expenses associated with litigation matters (whether or not initiated by us) which have the potential to result in revenue generation and litigation proceeds attributable to past damage awards, but includes litigation proceeds recognized as technology licensing revenue. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, which we refer to as GAAP. We have presented EBITDA and Adjusted EBITDA solely as supplemental disclosure because we believe they allow for a more complete analysis of our results of operations and we believe that EBITDA and Adjusted EBITDA are useful to investors because EBITDA and Adjusted EBITDA are commonly used to analyze companies on the basis of operating performance. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to evaluate our operating performance over multiple periods. Management does not use EBITDA or Adjusted EBITDA as a measure of liquidity because, among other things, they do not exclude the impact of deferred revenue from IP settlements nor the impact of deferred revenues associated with the amortization of product lifetime subscriptions. We do not use stock-based compensation expense in our internal measures. A limitation associated with these non-GAAP measures is that they do not include any stock-based compensation expense related to hiring, retaining, and incentivizing the Company's workforce. EBITDA and Adjusted EBITDA are not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

	Three Months Ended
(Subscriptions and Households in thousands)	Apr 30, 2016	Jan 31, 2016	Oct 31, 2015	Jul 31, 2015	Apr 30, 2015	Jan 31, 2015	Oct 31, 2014	Jul 31, 2014
TiVo-Owned Gross Additions:	42	60	52	37	39	59	36	27
Net Additions/(Losses):
TiVo-Owned	3	19	11	(3)	—	16	(9)	(20)
MSOs	312	318	418	284	285	324	337	283
Total Net Additions/(Losses)	315	337	429	281	285	340	328	263
Cumulative Subscriptions:
TiVo-Owned	974	971	952	941	944	944	928	937
MSOs	6,145	5,833	5,515	5,097	4,813	4,528	4,204	3,867
Total Cumulative Subscriptions	7,119	6,804	6,467	6,038	5,757	5,472	5,132	4,804
Average Subscriptions:
TiVo-Owned Average Subscriptions	973	962	947	943	944	935	930	946
MSO Average Subscriptions	5,988	5,673	5,294	4,951	4,669	4,368	4,035	3,727
Total Average Subscriptions:	6,961	6,635	6,241	5,894	5,613	5,303	4,965	4,673
Total MSO Households	5,066	4,837	4,605	4,286	4,082	3,889	3,651	3,391
MSO Average Households	4,952	4,722	4,435	4,180	3,985	3,774	3,521	3,283
TiVo-Owned Fully Amortized Active Product Lifetime Subscriptions	154	153	153	150	147	149	152	159
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	43%	43%	43%	44%	45%	46%	48%	49%
Subscriptions and Households. Management reviews the number of subscriptions and households, and believes they may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. Above is a table that details the change in our subscription base during the last eight quarters. The TiVo-Owned Subscriptions lines refer to subscriptions sold directly or indirectly by TiVo to end-users who have TiVo-enabled devices (such as a DVR or TiVo Mini) and for which TiVo incurs acquisition costs. The MSO Subscriptions lines refer to subscriptions sold to end-users by MSOs such as Cogeco, Com Hem, Mediacom, Vodafone Spain (ONO), RCN, Suddenlink, and Virgin, among others, and for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the average monthly subscriptions for the quarter, the total MSO households and the MSO average households for the quarter, the number of fully amortized active product lifetime subscriptions, and percent of TiVo-Owned Subscriptions for which end-users pay recurring fees as opposed to a one-time prepaid product lifetime fee.
We define a “subscription” as a contract referencing a TiVo-enabled device such as a DVR or a non-DVR device such as a TiVo Mini for which (i) an end-user has paid or committed to pay for the TiVo service and (ii) service is not canceled. Each TiVo-Owned Subscription represents a single TiVo-enabled device (as defined above) and therefore one or more TiVo-Owned Subscriptions may be present in a single household. MSO Subscriptions are a count of the number of devices that connect to the TiVo service and one or more devices may be present in a single MSO Household. TiVo-Owned Subscriptions currently pay for the TiVo service on a recurring payment plan (such as a monthly or annual payment plan) or on a one-time basis for the life of TiVo-enabled device (referred to as product lifetime subscriptions here and sold commercially as All-in subscriptions). Beginning in October 2014, each TiVo Mini device sale includes a product lifetime subscription for that TiVo Mini device, which have much lower average revenues than DVRs. Sales of the TiVo Mini device began in March 2013. TiVo Mini represented 17% and 10% of cumulative TiVo-Owned Subscriptions as of April 30, 2016 and 2015, respectively, and have been a key driver of our TiVo-Owned subscription growth. The approximate 7% increase in gross additions of TiVo-Owned Subscriptions in the quarter compared to the year ago quarter led to a net addition of TiVo-Owned Subscriptions, which was driven primarily on changes in our whole-home pricing, related to the bundling of product lifetime subscriptions with each TiVo Mini device sold, sales of our TiVo OTA (over-the-air) product, and the launch of our latest innovation the TiVo BOLT(TM) product. Subscriptions do not include soft-clients (i.e. mobile applications or web portal) or TiVo Stream users. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related TiVo-enabled device has not made contact with the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total.
We define a "household" as one or more devices associated with the same contract or customer number. We currently do not report TiVo-Owned households as we currently receive incremental revenue for each new TiVo-Owned Subscription in the TiVo-Owned business whereas, in some cases, our MSO customers pay us on a per household basis. MSO Subscriptions are a count of the number of devices that connect to the TiVo service and one or more devices may be present in a single MSO Household.
We calculate average subscriptions for the period by adding the average subscriptions for each month and dividing by the number of months in the period. We calculate the average subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We calculate Average MSO Households for the period by adding the average households for each month and dividing by the number of months in the period. We calculate the average households for each month by adding the beginning and ending households for the month and dividing by two. We are not aware of any uniform standards for defining subscriptions or households and caution that our presentation may not be consistent with that of other companies. Additionally, the fees that our MSOs pay us are typically based upon a specific contractual definition of a subscriber, subscription, household or a TiVo-enabled device which may not be consistent with how we define a subscription or household for our reporting purposes nor be representative of how such fees are calculated and paid to us by our MSOs. Our MSO Subscription and MSO Household data is dependent in part on reporting from our third-party MSO partners.

TiVo-Owned Churn Rate	Three Months Ended
(Subscriptions in thousands)	Apr 30, 2016	Jan 31, 2016	Oct 31, 2015	Jul 31, 2015	Apr 30, 2015	Jan 31, 2015	Oct 31, 2014	Jul 31, 2014
Average TiVo-Owned subscriptions	973	962	947	943	944	935	930	946
TiVo-Owned subscription cancellations	(39)	(41)	(41)	(40)	(39)	(43)	(45)	(47)
TiVo-Owned Churn Rate per month	(1.3)%	(1.4)%	(1.4)%	(1.4)%	(1.4)%	(1.5)%	(1.6)%	(1.6)%
TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned Subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our older model DVRs or access to certain digital television channels or MSO Video On Demand services, as well as increased price sensitivity, CableCARDTM installation issues, and CableCARDTM technology limitations, may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned Subscription cancellations in the period divided by the Average TiVo-Owned Subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned Subscriptions for the period by adding the average TiVo-Owned Subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned Subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended
	Apr 30, 2016	Jan 31, 2016	Oct 31, 2015	Jul 31, 2015	Apr 30, 2015	Jan 31, 2015	Oct 31, 2014	Jul 31, 2014
	(In thousands, except SAC)
Subscription Acquisition Costs
Sales and marketing, subscription acquisition costs	$1,145	$5,209	$3,612	$1,117	$1,691	$3,455	$2,734	$1,212
Hardware revenues	(7,543)	(21,362)	(29,506)	(20,358)	(22,314)	(22,463)	(30,366)	(25,232)
Less: MSOs'-related hardware revenues	3,723	14,788	23,909	16,271	17,298	15,467	23,997	20,234
Cost of hardware revenues	10,510	23,994	30,837	20,185	22,571	25,041	28,176	22,524
Less: MSOs'-related cost of hardware revenues	(3,374)	(13,355)	(19,355)	(12,625)	(13,712)	(12,475)	(18,973)	(14,805)
Total Acquisition Costs	4,461	9,274	9,497	4,590	5,534	9,025	5,568	3,933
TiVo-Owned Subscription Gross Additions	42	60	52	37	39	59	36	27
Subscription Acquisition Costs (SAC)	$106	$155	$183	$124	$142	$153	$155	$146
Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned Subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third-parties’ subscription gross additions, such as MSOs' gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.
TiVo-Owned Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors in order to evaluate the potential of our subscription base to generate service revenues. Investors should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.
We calculate TiVo-Owned service revenues by subtracting MSOs'-related service revenues and Media services and other service revenues (includes Advertising, Research, Cubiware revenues, and Digitalsmiths' revenues), from our total reported net Service and Software revenues. The table below provides a more detailed breakdown of our Service and Software revenues, and reconciles to our total Service and Software revenues in our Statement of Operations as reported (or previously reported):

	Three Months Ended
Service and Software Revenues	Apr 30, 2016	Jan 31, 2016	Oct 31, 2015	Jul 31, 2015	Apr 30, 2015	Jan 31, 2015	Oct 31, 2014	Jul 31, 2014
	(In thousands)
TiVo-Owned-related service revenues	$19,316	$20,068	$20,508	$20,945	$21,047	$21,541	$21,810	$22,388
MSOs'-related service revenues	18,485	19,824	16,942	15,285	14,078	13,675	10,563	10,328
Media services and other service and software revenues	8,345	7,665	7,224	6,868	4,724	5,282	4,332	4,193
Total Service and Software Revenues	$46,146	$47,557	$44,674	$43,098	$39,849	$40,498	$36,705	$36,909
We calculate ARPU per month for TiVo-Owned Subscriptions by taking total reported net TiVo-Owned service revenues and dividing the result by the number of months in the period. We then divide the resulting average service revenue by Average TiVo-Owned Subscriptions for the period, calculated as described above for churn rate. The following table shows this calculation:

	Three Months Ended
TiVo-Owned Average Revenue per Subscription	Apr 30, 2016	Jan 31, 2016	Oct 31, 2015	Jul 31, 2015	Apr 30, 2015	Jan 31, 2015	Oct 31, 2014	Jul 31, 2014
	(In thousands, except ARPU)
TiVo-Owned-related service revenues	$19,316	$20,068	$20,508	$20,945	$21,047	$21,541	$21,810	$22,388
Average TiVo-Owned revenues per month	6,439	6,689	6,836	6,982	7,016	7,180	7,270	7,463
Average TiVo-Owned subscriptions per month	973	962	947	943	944	935	930	946
TiVo-Owned ARPU per month	$6.62	$6.95	$7.22	$7.40	$7.43	$7.68	$7.82	$7.89
The decrease in TiVo-Owned ARPU per month for the three months ended April 30, 2016 as compared to the same prior year period was due primarily to promotional pricing which bundled discounted fee for the first year of service with hardware price into one upfront price and a continued increase in sales of service for TiVo Mini, which have much lower average revenues than DVRs.
Technology Revenues. Revenue and cash under our licensing agreements with EchoStar, AT&T, Verizon, and Cisco and Google/Motorola Mobility through April 30, 2016 have been:

	Technology Revenues	Cash Receipts
Fiscal Year Ended January 31,	(In thousands)
2012	$35,275	$117,679
2013	77,340	86,855
2014	141,583	469,776
2015	179,271	93,209
2016	181,591	87,591
Three month period from February 1, 2016 to April 30, 2016	45,036	20,358
Total	$660,096	$875,468
Based on current GAAP, revenue and cash from the contractual minimums (i.e. the following amounts do not include any additional revenues from our AT&T or Verizon agreements) under all our licensing agreements with EchoStar, AT&T, Verizon, and Cisco and Google/Motorola Mobility are expected to be recognized (revenues) and received (cash) for the remainder of the fiscal year 2017 and on an annual basis for the fiscal years thereafter as follows:

	Technology Revenues	Cash Receipts
	(In thousands)
Nine month period from May 1, 2016 - January 31, 2017	$129,874	$71,018
Fiscal Year Ending January 31,
2018	174,411	83,579
2019	88,629	31,139
2020	1,855	—
2021	1,855	—
2022-2024	4,483	—
Total	$401,107	$185,736